Exhibit No. 4

Condensed Unconsolidated Balance Sheet and
Statements of Income for and as of the End of 4Q
2008, lQ 2009, 2Q 2009 and 3Q 2009 of Pegatron
Corporation

THE SPIN-OFF AND CAPITAL REDUCTION DESCRIBED HEREIN INVOLVE THE SECURITIES OF FOREIGN COMPANIES. THE SPIN-OFF AND CAPITAL REDUCTION DESCRIBED HEREIN ARE SUBJECT TO DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS AND OTHER FINANCIAL OR ACCOUNTING DATA REFERRED TO IN, OR ENCLOSED WITH THIS NOTICE, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH, FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THOSE ACCEPTED IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE EACH OF THE COMPANY, PEGATRON CORPORATION AND PEGATRON INVESTMENT HOLDING CO., LTD. IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT.

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION
BALANCE SHEET
DECEMBER 31. 2008 AND 2007
(Expressed in Thousands of New Taiwan Dollars)

ASSETS	2008	2007	LIABILITIES AND STOCKHOLDERS’ EQUITY	2008	2007
CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$5,919,482	$3,095	Short-term loans	$8,420,000	$–
Financial assets at fair value through profit or loss-current	–	153,673	Notes and accounts payable	20,264,274	–
Notes and accounts receivable, net	21,688,842	–	Notes and accounts payable-related parties	4,945,304	–
Accounts receivable-related parties, net	10,711,169	–	Income tax payable	216,545	–
Other receivables, net	1,076,887	5,047	Accrued expenses	3,520,127	128
Other receivables-related parties, net	1,599,184	–	Accrued expenses-related parties	14,870,155	–
Inventories, net	18,721,218	–	Other payables	20,469	–
Prepayments	28,447	–	Receipts in advance	2,714,841	–
Restricted assets-current	120,000	–	Other current liabilities	184,307	18
Other current assets	23,066	1	Total current liabilities	55,156,022	146
Deferred income tax assets-current	990,370	–
Total current assets	60,878,665	161,816	LONG-TERM LIABILITIES
			Long-term loans	8,000,000	–
LONG-TERM INVESTMENTS
Long-term investments accounted for by equity method	85,259,911	–
			OTHER LIABILITIES
PROPERTY, PLANT AND EQUIPMENT			Guarantee deposits received	5,928	–
Land	2,561,627	–	Deferred credits	14,498	–
Buildings and equipment	2,306,383	–	Total other liabilities	20,426	–
Machinery and equipment	631,197	–
Warehousing equipment	8,451	–	Total liabilities	63,176,448	146
Instrument equipment	756,839	–
Transportation equipment	23,597	–	STOCKHOLDERS’ EQUITY
Office equipment	4,900	–	Capital stock
Miscellaneous equipment	361,920	–	Common stock	18,846,281	50,000
Total costs	6,654,914	–
Less: Accumulated depreciation	(1,386,668)	–	Capital Surplus
Add: Construction in progress	124,743	–	Additional paid-in capital	61,344,958	165,375
Prepayments on purchase of equipment	216,444	–	Others	2,237,139	–
Property. plant and equipment, net	5,609,433	–	Total capital surplus	63,582,097	165,375
INTANGIBLE ASSETS			Retained earnings
Computer software cost	217,672	–	Unappropriated earnings/(Accumulated deficit)	5,455,699	(3,705)
OTHER ASSETS			Other adjustments of stockholders' equity
Assets held for lease	125,894	–	Cumulative translation adjustments	1,849,737	–
Refundable deposits	315,429	$50,000	Unrecognized loss on pension cost	(1,128)	–
Deferred charges	731,770	–	Unrealized profit/(loss) of financial assets	241,398	–
Deferred income tax assets-noncurrent	11,758	–	Total other adjustments of stockholders' equity	2,090,007	–
Total other assets	1,184,851	$50,000
			Total stockholders equity	89,974,084	211,670
TOTAL ASSETS	$153,150,532	$211,816	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,150,532	$211,816

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD
FROM JUNE 27 ( INCEPTION) TO DECEMBER 31, 2007 (UNDERTAKING PERIOD)
(Expressed in Thousands of New Taiwan Dollars, except for Earnings Per Share)

	2008	June 27–Dec 31, 2007
OPERATING REVENUE
Sales	$305,626,928	$–
Less: Sales return and allowance	(1,878,829)	–
Net sales	$303,748,099	–
COST OF SALES	(294,900,532)	–
GROSS PROFIT	8,847,567	–
Less: Unrealized inter-company profit	(14,498)	–
REALIZED GROSS PROFIT	8,833,069	–
OPERATING EXPENSES
Sales and marketing expenses	4,201,129	–
General and administrative expenses	1,267,003	4,140
Research and development expenses	3,191,380	–
Total operating expenses	8,659,512	4,140
OPERATING GAIN / (LOSS)	173,557	(4,140)
Non-operating incomes and gains
Interest income	22,574	304
Investment income recognized under equity method	5,349,440	–
Gain on disposal of assets	282	–
Gain on disposal of investments	3,457	59
Gain on physical inventory	7,452	–
Gain on foreign exchange	–	2
Rental income	29,723	–
Valuation gain on financial assets	–	70
Others	835,593
Total non-operating incomes and gains	6,248,521	435
NON-OPERATING EXPENSES AND LOSSES
Interest expense	157,672	–
Loss on disposal of assets	4,164	–
Loss on physical inventory	33,590	–
Loss on foreign exchange	867,469
Impairment loss	44,733
Valuation Loss on financial assets	70	–
Others	290,680	–
'Total non-operating expenses and losses	1,398,378	–
INCOME / (LOSS) BEFORE INCOME TAX	5,023,700	(3,705)
INCOME TAX BENEFIT	502,617	–
NET INCOME / (LOSS)	$5,526,317	$(3,705)
BASIC EARNINGS PER SHARE(in New Taiwan Dollars)
INCOME / (LOSS) BEFORE INCOME TAX	$2.80	$(2.14)
INCOME TAX BENEFIT	0.28	–
NET INCOME / (LOSS)	$3.08	$(2.14)

Explanation for Calculation of 2008 EPS

There are changes of Pegatron’s common shares during 2008. Related calculation of 2008 EPS is as follows:

Weighted average number of shares:	2008

(in thousands of shares)

Outstanding shares, beginning of the year	5,000

Add: new shares issued at the beginning of 2008 to acquire net assets	1,600,000

new shares issued on May 1, 2008 to acquire UNIHAN's shares	186,419

Outstanding shares, ending of the year (A)	1,791,419

Net income (B)	5,526,317

Basic earnings per share (=B/A)	3.08

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION
NON·CONSOLIDATED BALANCE SHEET (Unaudited)
MARCH 31, 2009 AND 2008
(Expressed in Thousands of New Taiwan Dollars)

ASSETS	2009	2008	LIABILITIES AND STOCKHOLDERS’ EQUITY	2009	2008

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$7,951,941	$2,599,798	Short-term loans	$1,300,000	$3,280,000
Financial assets at fair value through profit or loss-current	748,022	335,563	Notes and accounts payable	18,277,624	16,106,343
Notes and accounts receivable, net	17,249,635	5,994,626	Accounts payable-related parties	3,220,266	28,563,235
Accounts receivable-related parties, net	8,253,205	15,595,421	Income tax payable	385,889	92,232
Other receivables, net	817,876	133,684	Accrued expenses	4,285,219	1,873,305
Other receivables-related parties, net	935,032	602,103	Accrued expenses-related parties	16,100,336	4,743,715
Inventories, net	14,645,300	24,382,365	Other payables	15,821	62,752
Prepayments	35,440	5,409	Other payables-related parties	–	1,602,713
Certificate of deposit-restricted-current	121,597	120,000	Receipts in advance	3,017,555	354,880
Other current assets	31,687	49,164	Other current liabilities	80,845	19,469
Deferred income tax assets-current	886,419	301,879	Total current liabilities	46,683,555	56,698,642
Total current assets	51,676,154	50,120,012
LONG-TERM INVESTMENTS			LONG-TERM LIABILITIES
Long-term investments accounted for by equity method	88,765,074	69,859,738	Long-term loans	8,000,000	–
PROPERTY, PLANT AND EQUIPMENT			OTHER LIABILITIES
Land	2,561,627	2,218,709	Guarantee deposits received	11,401	–
Buildings and equipment	1,936,746	1,896,726	Deferred credits	19,483	–
Machinery and equipment	625,362	871,291	Total other liabilities	30,884	–
Warehousing equipment	8,451	11,721
Instrument equipment	746,063	654,312	Total liabilities	54,714,439	56,698,642
Transportation equipment	23,097	22,038
Office equipment	4,788	2,516	STOCKHOLDERS’ EQUITY
Miscellaneous equipment	393,234	347,642	Capital stock
Total costs	6,299,368	6,024,955	Common stock	18,846,281	16,050,000
Less: Accumulated depreciation	(1,352,582)	(1,306,736)
Construction in progress	–	7,400	Capital Surplus
Prepayments on purchase of equipment	72,401	62,777	Additional paid-in capital	61,344,958	54,286,718
Property, plant and equipment, net	5,019,187	4,788,396	Others	2,276,782	–
			Total capital surplus	63,621,740	54,286,718
INTANGIBLE ASSETS
Computer software cost	215,728	14,330	Retained earnings
			Unappropriated earnings	5,887,674	1,396,328
OTHER ASSETS
Assets held for lease	132,501	147,935	Other adjustments of stockholders’ equity
Idled assets	434,136	–	Cumulative translation adjustments	3,924,246	(2,987,187)
Refundable deposits	349,321	308,057	Unrecognized loss on pension cost	(1,115)	(826)
Deferred charges	866,118	187,969	Unrealized profit/(loss) of financial assets	474,716	(16,510)
Deferred income tax assets-noncurrent	9,762	728	Total other adjustments of stockholders’ equity	4,397,847	(3,004,523)
Total other assets	1,791,838	644,689
			Total stockholders’ equity	92,753,542	68,728,523
TOTAL ASSETS	$147,467,981	$125,427,165	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$147,467,981	$125,427,165

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION
NON-CONSOLIDATED STATEMENT OF INCOME (Unaudited)
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2009 AND 2008
(Expressed in Thousands of New Taiwan Dollars, except for Earnings Per Share)

	2009	2008
OPERATING REVENUE
Sales	$64,490,353	$59,994,377
Sales return and allowance	(248,601)	(12,207)
Net sales	$64,241,752	$59,982,170
COST OF SALES	(61,946,421)	(57,916,685)
GROSS PROFIT	2,295,331	2,065,485
Less: Unrealized inter-company gain	(4,985)	-
REALIZED GROSS PROFIT	2,290,346	2,065,485

OPERATING EXPENSES
Sales and marketing expenses	533,063	801,976
General and administrative expenses	341,676	150,365
Research and development expenses	775,928	638,882
Total operating expenses	1,650,667	1,591,223

OPERATING INCOME	639,679	474,262

NON-OPERATING INCOMES AND GAINS
Interest income	3,198	2,087
Investment income recognized under equity method	14,706	859,672
Gain on disposal of assets	—	96
Gain on disposal of investments	279	1,535
Rental income	15,079	1,836
Gain on reversal of impairment loss	7,985	—
Gain on financial assets valuation	22	—
Others	300,419	149,149
Total non-operating incomes and gains	341,688	1,014,375

NON-OPERATING EXPENSES AND LOSSES
Interest expense	40,887	2,243
Loss on disposal of assets	49	111
Loss on disposal of idled assets	3,723	—
Loss on foreign exchange	89,027	—
Loss on financial assets valuation	—	10
Others	59,093	17,265
Total non-operating expenses and losses	192,779	19,629

INCOME BEFORE INCOME TAX	788,588	1,469,008
INCOME TAX EXPENSE	(275,587)	(68,975)
NET INCOME	$513,001	$1,400,033

BASIC EARNINGS PER SHARE
INCOME BEFORE INCOME TAX	$0.42	$0.91
INCOME TAX EXPENSE	(0.15)	(0.04)
NET INCOME	$0.27	$0.87

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION
NON-CONSOLIDATED BALANCE SHEETS
June 30, 2009 and 2008
(Expressed in Thousands of New Taiwan Dollars)

ASSETS	2009	2008	LIABILITIES AND STOCKHOLDERS’ EQUITY	2009	2008
CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$9,481,337	$5,693,111	Short-term loans	$500,000	$6,890,600
Financial assets at fair value through profit or loss-current	1,004,278	5,001	Notes and accounts payable	20,819,011	29,466,061
Notes and accounts receivable, net	15,600,176	20,405,469	Notes and accounts payable-related parties	2,481,140	18,447,672
Accounts receivable-related parties, net	12,251,778	9,271,884	Income tax payable	149,989	1,738
Other receivables, net	637,945	787,532	Accrued expenses	2,491,968	2,702,988
Other receivables-related parties, net	1,805,526	438,307	Accrued expenses-related parties	16,649,357	9,436,626
Inventories, net	9,563,199	28,499,411	Other payables	61,119	125,619
Prepayments	25,346	26,899	Dividends payable	942,314	-
Restricted assets-current	111,597	120,000	Receipts in advance	2,547,477	1,968,511
Other current assets	27,209	78,748	Other current liabilities	63,136	28,646
Deferred income tax assets-current	875,823	601,650	Total current liabilities	46,705,511	69,068,461
Total current assets	51,384,214	65,928,012
			LONG-TERM LIABILITIES
LONG-TERM INVESTMENTS			Long-term loans	7,200,000	-
Long-term investments under the equity method	86,214,143	79,924,906
			OTHER LIABILITIES
PROPERTY, PLANT AND EQUIPMENT			Guarantee deposits received	13,769	9,010
Land	2,561,627	2,561,627	Deferred credits	7,389	22,592
Buildings and equipment	1,844,313	2,280,148	Total other liabilities	21,158	31,602
Machinery and equipment	460,287	871,435
Warehousing equipment	1,920	11,721	Total Liabilities	53,926,669	69,100,063
Instrument equipment	587,542	693,261
Transportation equipment	23,858	23,038	STOCKHOLDERS’ EQUITY
Office equipment	4,623	2,648	Capital stock
Miscellaneous equipment	427,304	392,648	Common stock	18,846,281	18,846,281
Total Costs	5,911,474	6,836,526	Stock dividends to be distributed	4,014,258	-
Less: Accumulated depreciation	(1,035,514)	(1,476,793)	Total capital stock	22,860,539	18,846,281
Add: Construction in progress	-	82,063
Prepayments on purchase of equipment	11,777	15,431	Capital surplus
Property, plant and equipment, net	4,887,737	5,457,227	Additional paid-in capital	61,344,958	61,188,108
			Others	2,266,111	2,468,805
INTANGIBLE ASSETS			Total capital surplus	63,611,069	63,656,913
Computer software	235,259	201,830
			Retained earnings
OTHER ASSETS			Legal reserve	552,261	-
Assets held for lease	131,755	127,395	Unappropriated earnings	904,246	1,973,117
Idle assets	507,002	-	Total retained earnings	1,456,507	1,973,117
Refundable deposits	338,058	322,043
Deferred charges	832,937	238,967	Other adjustments of stockholders’ equity
Deferred income tax assets-noncurrent	5,611	687	Cumulative translation adjustments	1,932,479	(2,456,313)
Others	79,168	78,861	Unrecognized loss on pension cost	(1,115)	(151)
Total other assets	1,894,531	767,953	Unrealized profit of financial assets	829,736	1,160,018
			Total other adjustments of stockholders’ equity	2,761,100	(1,296,446)

			Total stockholders’ equity	90,689,215	83,179,865

TOTAL ASSETS	$144,615,884	$152,279,928	TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$144,615,884	$152,279,928

English Translations of Financial Statements Originally Issued in Chinese
PEGATRON CORPORATION
NON-CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2009 AND 2008
(Expressed in Thousands of New Taiwan Dollars except for Earnings Per Share)

	2009	2008
OPERATING REVENUE
Sales	$132,431,968	$132,411,155
Less: Sales return and allowance	(583,736)	(124,866)
Net sales	131,848,232	132,286,289
COST OF SALES	(127,837,069)	(129,257,118)
GROSS PROFIT	4,011,163	3,029,171
Less: Unrealized inter-company profit	(7,389)	(22,592)
Add: Unrealized inter-company profit	14,498	-
REALIZED GROSS PROFIT	4,018,272	3,006,579

OPERATING EXPENSES
Sales and marketing expenses	1,215,501	1,907,899
General and administrative expenses	647,252	426,560
Research and development expenses	1,537,369	1,438,860
Total	3,400,122	3,773,319

OPERATING INCOME/(LOSS)	618,150	(766,740)

NON-OPERATING INCOMES AND GAINS
Interest income	8,792	8,416
Investment income recognized under the equity method	420,407	1,870,482
Gain on disposal of assets	1,712	96
Gain on disposal of investments	371	2,128
Gain on foreign exchange	-	80,667
Rental income	31,862	4,590
Gain on reversal of impairment loss	18,529	-
Valuation gain on financial assets	197	-
Others	612,676	668,970
Total	1,094,546	2,635,349

NON-OPERATING EXPENSES AND LOSSES
Interest expense	66,326	29,705
Loss on disposal of assets	4,431	111
Loss on foreign exchange	332,538	-
Valuation loss on financial assets	-	68
Others	100,918	123,991
Total	504,213	153,875

INCOME BEFORE INCOME TAX FROM
CONTINUING OPERATIONS	1,208,483	1,714,734
INCOME TAX (EXPENSE)/BENEFIT	(198,300)	319,072
NET INCOME	$1,010,183	$2,033,806

BASIC EARNINGS PER SHARE (in New Taiwan dollars)
INCOME BEFORE INCOME TAX FROM
CONTINUING OPERATIONS	$0.64	$1.01
INCOME TAX (EXPENSE) BENEFIT	(0.10)	0.19
NET INCOME	$0.54	$1.20

(English Translation of Financial Report Originally Issued in Chinese)
PEGATRON CORPORATION
BALANCE SHEETS (Unreviewed)
SEPTEMBER 30, 2009 and 2008
(All Amount Expressed in Thousands of New Taiwan Dollars)

	September 30, 2009		September 30, 2008			September 30, 2009		September 30, 2008
	Amount	%	Amount	%		Amount	%	Amount	%
ASSETS					LIABILITIES AND STOCKHOLDERS' EQUITY
Current Assets:					Current Liabilities:
Cash and cash equivalents	$6,130,432	3	2,204,555	1	Short-term loans	$691,598	–	7,461,510	4
Financial assets reported at fair value through profit or loss – current	888,706	1	509,932	–	Notes and accounts payable	77,668,238	39	65,229,268	37
Available-for-sale financial assets – current					Accrued expenses	17,784,293	9	15,238,393	9
Notes receivable, net	42,174	–	2,542	–	Other financial liabilities – current	942,314	–	–	–
Accounts receivable, net	80,535,083	41	53,634,378	30	Other current liabilities	3,207,043	2	2,454,865	1
Other receivables	2,807,436	1	1,429,320	1		100,293,436	50	90,384,036	51
Other financial assets – current	111,597	–	120,000	–	Long-Term Loans	7,200,000	4	–	–
Inventories, net	14,497,040	7	29,967,911	17
Noncurrent assets held for sale	–	–	–	–	Other Liabilities:
Other current assets	106,797	–	235,222	–	Other financial liabilities – noncurrent	13,738	–	4,210	–
Deferred income tax assets – current	994,051	–	839.329	1	Deferred income lax liabilities – noncurrent	167,132	–	–	–
	106,113,316	53	88,943,189	50	Other liabilities – others	98,995	–	0	–
Investments:						279,865	–	4,210	–
Long-term investments under the equity method	88,217,476	44	83,470,357	47	Total Liabilities	107,773,301	54	90,388,246	51
	88,217,476	44	83,470,357	47
Other Financial Assets – Noncurrent	315,030	–	319,184	–	Stockholders' Equity:
					Common stock	18,846,281	9	18,846,281	11
Property, Plant and Equipment, at cost					Stock dividend to be distributed	4,014,258	2	–	–
Land	2,561,627	1	2,561,627	2		22,860,539	11	18,846,281	11
Buildings and equipment	1,842,219	1	2,286,768	1
Machinery and equipment	457,299	–	871,436	1	Capital Surplus
Warehousing equipment	1,920	–	11,721	–	Premium on capital stock	61,382,980	31	61,344,958	34
Instrument equipment	544,189	–	733,665	–	Others	2,319,165	1	2,233,701	1
Transportation equipment	24,867	–	23,038	–		63,702,145	32	63,578,659	35
Office equipment	4,623	–	4,379	–
Leasehold improvements		–		–	Retained Earnings:
Miscellaneous equipment	426,652	–	396,735	–	Legal reserve	552,261	–	–	–
	5,863,396	2	6,889,369	4	Unappropriated earnings	4,487,675	2	4.640,723	2
Less: Accumulated depreciation	(1,043,775)	–	(1,557,963)	(1)		5,039,936	2	4,640,723	2
Construction in progress			118,345	–
Prepayments on purchase of equipment	11,777	–	12,206	–	Other Adjustments to Stockholders' Equity:
	4,831,398	2	5,461,957	3	Cumulative translation adjustments	677,321	–	1,071,213	1
					Unrecognized loss on pension cost	(1,106)	–	(155)	–
Intangible Assets	216,094	–	209,124	–	Unrealized profit of financial assets	1,088,054	1	428,188	–
						1,764,269	1	1,499,246	1
					Total Parent Company's Equity	93,366,889	46	88,564,909	49
Other Assets	1,446,876	1	549,344	0
					Total Stockholders' Equity	93,366,889	46	88,564,909	49
					Commitments and Contingencies
TOTAL ASSETS	$201,140,190	100	$178,953,155	100	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$201,140,190	100	178,953,155	100

(English Translation of Financial Report Originally Issued in Chinese)
PEGATRON CORPORATION
STATEMENTS OF INCOME (Unreviewed)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
( All Amount Expressed in Thousands of New Taiwan Dollars)

	For the Nine Months Ended September 30,
	2009		2008
	Amount	%	Amount	%
Operating revenues	$223,858,503	100	222,972,400	100
Less: Sales returns & discounts	(820,972)	0	(466,546)	0
Net sales	223,037,531	100	222,505,854	100
Cost of sales	(216,917,103)	(97)	(217,571,754)	(98)
	6,120,428	3	4,934,100	2
Less: Unrealized inter-company profit	(98,995)	–	–	–
Add: Unrealized inter-company profit	14,498	–	–	–
Gross profit	6,035,931	3	4,934,100	2
Operating expenses
Selling expenses	(1,907,050)	(1)	(3,185,289)	(1)
General and administrative expenses	(1,147,649)	(1)	(869,725)	–
Research and development expenses	(2,873,283)	(1)	(2,331,581)	(1)
	(5,927,982)	(3)	(6,386,595)	(2)
Income from operations	107,949	0	(1,452,495)	0
Non-operating incomes
Interest income	10,067	–	16,982	–
Investment income under the equity method	4,110,469	2	4,638,417	2
Others	905,582	–	1,519,913	1
	5,026,118	2	6,175,312	3
Non-operating expenses
Interest expense	(88,083)	–	(70,125)	–
Foreign exchange losses	(208,911)	–	(281,180)	–
Others	(45,865)	–	(147,260)	–
	(342,859)	–	(498,565)	–
Income before income tax	4,791,208	2	4,224,252	3
Income tax expense (benefit)	(252,653)	–	475,540	–
Net income	$4,538,555	2	4,699,792	3